UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): November 19, 2010

KeyOn Communications Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33842	74-3130469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11742 Stonegate Circle Omaha, Nebraska	68164
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 998-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 19, 2010, KeyOn Communications Holdings, Inc. (“KeyOn” or the “Company”) through a wholly-owned subsidiary, entered into a Security Agreement and Promissory Note with Zions Credit Corporation (“Lender”) in the principal amount of $450,000.00 (the “Loan”). The proceeds of the Loan are to be used for certain network equipment previously purchased by the Company (“Equipment”). In exchange for the Loan, the Company granted the Lender a security interest in the Equipment. The Loan is to be repaid in the amount of $10,828.08 per month over a 48 month payment schedule.

The Loan contains representations and warranties of the Company and the Lender that are typical for transactions of this type. The foregoing summary of the Loan does not purport to be complete and is qualified in its entirety by the Security Agreement and Promissory Note which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibits

2.1	Form of Security Agreement and Promissory Note by and between KeyOn Communications Holdings, Inc. and Zions Credit Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYON COMMUNICATIONS HOLDINGS, INC.

Dated: November 23, 2010	By:	/s/ Jonathan Snyder
	Name:	Jonathan Snyder
	Title:	Chief Executive Officer